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                                                                 EXHIBIT 2.k.(v)

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                             FUND EXPENSE AGREEMENT


                                      Among


                                   [SELLER[S]]


                            THE CHASE MANHATTAN BANK,
                          for Itself and Its Affiliate


                                       and


               AMERITRADE AUTOMATIC COMMON EXCHANGE SECURITY TRUST




                      ------------------------------------



                            Dated as of       , 1999


                      ------------------------------------







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                                TABLE OF CONTENTS

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
                                                 ARTICLE I

                                        DEFINITIONS; INTERPRETATION


Section 1.1. Defined Terms...............................................................................1
Section 1.2. Interpretation..............................................................................2

                                                ARTICLE II

                                          PAYMENTS BY [SELLER[S]]

Section 2.1. Agreement to Pay Up-Front Fees and Expenses.................................................3
Section 2.2. Agreement to Pay Additional Expenses........................................................3

                                                ARTICLE III

                                CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

Section 3.1. Statements and Reports......................................................................4
Section 3.2. Trust Termination; Refund of Unused Expense Funds...........................................4
Section 3.3. Termination of Administration Agreement.....................................................4
Section 3.4. Amendments to Other Agreements..............................................................5
Section 3.5. Payment to ChaseMellon Shareholder Services, L.L.C..........................................5

                                                ARTICLE IV

                                               MISCELLANEOUS

Section 4.1. Term of Agreement...........................................................................5
Section 4.2. No Assumption of Liability..................................................................5
Section 4.3. Notices.....................................................................................5
Section 4.4. Governing Law; Severability.................................................................6
Section 4.5. Entire Agreement............................................................................6
Section 4.6. Amendments; Waivers.........................................................................6
Section 4.7. Non-Assignability...........................................................................6
Section 4.8. No Third Party Rights; Successors and Assigns...............................................6
Section 4.9. Counterparts................................................................................6
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                             FUND EXPENSE AGREEMENT

         FUND EXPENSE AGREEMENT, dated as of             , 1999, among
("[Seller[s]]") [revise as necessary], The Chase Manhattan Bank (the "Service Provider"), for itself in its capacities as Administrator, Custodian and Collateral Agent and for its affiliate, ChaseMellon Shareholder Services, L.LC., in its capacity as Paying Agent for Ameritrade Automatic Common Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of
            , 1999 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the "Trust"), and the Trust.

                                   WITNESSETH:

         WHEREAS, the Trust is a trust organized under the laws of the State of New York under and by virtue of the Amended and Restated Trust Agreement, dated
as of              , 1999 (the "Trust Agreement"); and

         WHEREAS, [Seller[s]] desires to make provision for the payment of certain initial and on-going expenses of the Trust;

         NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:


                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Section 1.1. Defined Terms.

         (a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

         (b) As used in this Agreement, the following terms have the following meanings:

                  "Additional Expense" means the Ordinary Expense the incurrence of which will require the Service Provider to provide the Additional Expense Notice pursuant to Section 2.2(a) and any Ordinary Expense incurred thereafter.

                  "Additional Expense Notice" has the meaning specified in
         Section 2.2(a).

                  "Agreement" means this Fund Expense and Indemnity Agreement.

                  "Ordinary Expense" of the Trust means any expense of the Trust other than any expense of the Trust arising under Section 3.4 of the Administration Agreement, Section 3.5 or 3.6 of the Custodian Agreement, Section 5.6 of the Paying Agent Agreement or Section 7.6 of the Trust Agreement.

        Agreement,Section 3.5 or 3.6 of the Custodian Agreement, Section 5.6 of the Paying Agent Agreement or Section 7.6 of the Trust Agreement.


                "[Seller[s]]" has the meaning specified in the preamble to this Agreement.

                 "Service Provider" has the meaning specified in the preamble to this Agreement.

                 "Trust" has the meaning specified in the preamble to this Agreement.

                 "Trust Agreement" has the meaning specified in the recitals to this Agreement.

                  "Up-Front Fee Amount" means the amount set forth as such on
         Schedule I hereto payable as a one-time payment to the Service Provider in respect of its services, as Administrator, Custodian and Collateral Agent, and those of ChaseMellon Shareholder Services, L.L.C., as Paying Agent, for the entire term of the Trust.

                  "Up-Front Expense Amount" means the amount set forth as such on Schedule I hereto payable as a one-time payment to the Service Provider in respect of Ordinary Expenses anticipated to be incurred by the Administrator on behalf of the Trust, pursuant to the Administration Agreement, during the term of the Trust.

         Section 1.2. Interpretation.

         (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

         (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.



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                                   ARTICLE II

                             PAYMENTS BY [SELLER[S]]

         Section 2.1. Agreement to Pay Up-Front Fees and Expenses. [Seller[s]] agree[s] to pay or cause to be paid to the Service Provider in Federal (immediately available) funds at the First Time of Delivery the Up-Front Fee Amount and the Up-Front Expense Amount.

         Section 2.2. Agreement to Pay Additional Expenses.

         (a) Before incurring on behalf of the Trust any Ordinary Expense that, together with all prior Ordinary Expenses incurred by the Administrator on behalf of the Trust, would cause the aggregate amount of Ordinary Expenses of the Trust to exceed the Up- Front Expense Amount, the Administrator shall provide to [Seller[s]] (i) prompt written notice (the "Additional Expense Notice") to the effect that the aggregate amount of Ordinary Expenses of the Trust will exceed the Up-Front Expense Amount, and (ii) an accounting, in such detail as shall be reasonably acceptable to [Seller[s]], of all Ordinary Expenses incurred on behalf of the Trust through the date of the Additional Expense Notice.

         (b) From and after the date of the Additional Expense Notice, the Service Provider agrees that it will not, without the prior written consent of [Seller[s]], incur on behalf of the Trust (i) any single expense in excess of $1,000 or (ii) in any calendar period, expenses aggregating in excess of $3,000. Subject to the foregoing, the Service Provider shall give notice to [Seller[s]] in writing promptly after incurring any Additional Expense. Such notice shall be accompanied by any demand, bill, invoice or other similar document in respect of such Additional Expense.

         (c) Subject to the first sentence of Section 2.2(b), [Seller[s]] agree[s] to pay to the Service Provider from time to time the amount of any Additional Expense. [Seller[s]] shall pay any such Additional Expense in Federal (immediately available) funds by the later of (i) five Business Days after the receipt by [Seller[s]] from the Service Provider of notice of the incurrence of such Additional Expense, or (ii) the due date for the payment of such Additional Expense.

         (d) [Seller[s]] may contest in good faith the reasonableness of any Additional Expense and the parties shall attempt in good faith to resolve amicably the disagreement; provided that if the parties cannot resolve the dispute by the due date specified in Section 2.2(c) with respect to such Additional Expense, then subject to the first sentence of Section 2.2(b), [Seller[s]] shall pay the amount of such Additional Expense as provided in
Section 2.2(c) subject to later adjustment and credit if such dispute is resolved in favor of [Seller[s]].


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                                   ARTICLE III

                   CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

         Section 3.1. Statements and Reports.

         (a) The Service Provider shall

                  (i) collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any Ordinary Expenses and Additional Expenses; and

                  (ii) prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith.

         (b) [Seller[s]] shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

         Section 3.2. Trust Termination; Refund of Unused Expense Funds. In consideration of the agreements of [Seller[s]] in this Agreement:

                  (a) if, at the termination of the Trust in accordance with
         Section 8.3 of the Trust Agreement, the aggregate amount of Ordinary Expenses incurred by the Service Provider on behalf of the Trust through the date of termination shall be less than the Up-Front Expense Amount, the Service Provider shall, promptly following the date of such termination, pay to [Seller[s]] in Federal (immediately available) funds the amount of such excess; and

                  (b) the Trust shall reimburse [Seller[s]] for any payments made by [Seller[s]] under this Agreement by paying over to [Seller[s]], prior to the termination of the Trust, any funds held by the Trust after satisfaction in full of the obligation of the Trust to pay distributions in respect of the Securities, the obligation of the Trust to distribute cash, Stock, Marketable Securities and other property to the holders of the Securities, and satisfaction of or provision for all other obligations and liabilities of the Trust, whether present or future, contingent or otherwise, as principal or surety or otherwise.

         Section 3.3. Termination of Administration Agreement. If the Service Provider shall resign or be removed as Administrator pursuant to the Administration Agreement, the Service Provider shall promptly repay to [Seller[s]] a ratable portion of the Up-Front Fee Amount for the period from the date of such resignation or removal to the Exchange Date, together with any unexpended portion of the Up-Front Expense Amount.

         Section 3.4. Amendments to Other Agreements. The Service Provider agrees that it will not consent to any amendment of the Administration Agreement, the

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Custodian Agreement or the Collateral Agreement without the prior written consent of [Seller[s]].

         Section 3.5. Payment to ChaseMellon Shareholder Services, L.L.C. The Service Provider agrees that it shall pay over to ChaseMellon Shareholder Services, L.L.C. that portion of the payments made to the Service Provider under this Agreement that is due and payable to ChaseMellon Shareholder Services, L.L.C. in connection with its role as Paying Agent for the Trust.


                                   ARTICLE IV

                                  MISCELLANEOUS


         Section 4.1. Term of Contract. This Agreement shall continue in effect until the completion of the liquidation of the Trust in accordance with Section 8.3(c) of the Trust Agreement.

         Section 4.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement.

         Section 4.3. Notices.

         (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 4.3 to each other party to this Agreement. Until such notice is given, (i) notices to [Seller[s]] shall be directed to [it] [them] at [Seller[s]'[s] address]; (ii) notices to the Service Provider (for itself or for the Paying Agent) shall be directed to it at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention: Pledged Asset Control Services; and (iii) notices to the Trust or the Trustees shall be directed to the Trustees at [850 Library Avenue, Suite 204, Newark, Delaware 19715, Telecopier No. (302) 738-7210, Attention: Donald J. Puglisi or the applicable Trustee].

         (b) Each notice given pursuant to Section 4.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this
Section 4.3.

         Section 4.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this


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Agreement shall not render any other provision or provisions contained in this
Agreement unenforceable or invalid.

         Section 4.5. Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

         Section 4.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by [Seller[s]], the Service Provider and the Trust or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies in this Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 4.7. Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

         Section 4.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than [Seller[s]], the Service Provider, the Trust and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of [Seller[s]], the Service Provider, the Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Service Provider and its successors and assigns.

         Section 4.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

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         IN WITNESS WHEREOF, the parties have caused this Fund Expense Agreement to be duly executed and delivered as of the first date set forth above.

                                            [SELLER[S]]



                                            By:
                                               ---------------------------------
                                                     ([Seller[s]])


                                            THE SERVICE PROVIDER:

                                            THE CHASE MANHATTAN BANK,
                                            as Service Provider



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE TRUST:

                                            AMERITRADE AUTOMATIC COMMON
                                            EXCHANGE SECURITY TRUST



                                            By:
                                               ---------------------------------
                                               [Name],
                                               as Trustee


                                            By:
                                               ---------------------------------
                                               [Name],
                                               as Trustee


                                            By:
                                               ---------------------------------
                                               [Name],
                                               as Trustee



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                                   SCHEDULE I

                  Expenses of Organization of the Trust and the
             Public Offering of the Securities [REVISE AS NECESSARY]


Up-Front Fee Amount:                                                    $230,000

Up-Front Expense Amount:

         Trustees Fees                                                    36,000

         Wall Street Concepts Fees                                         3,000

         Accounting Fees                                                  96,500

         Fidelity Bond                                                     1,500

         Other                                                          $ 15,000
                                                                        --------

                 Total Up-Front Expense Amount                          $152,000
                                                                        ========


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